Exhibit 99.2

PRESS RELEASE

November 13, 2018

CLOUD PEAK ENERGY ANNOUNCES

STRATEGIC ALTERNATIVES REVIEW

Gillette, Wyo. (BUSINESSWIRE) — Cloud Peak Energy Inc. (NYSE:CLD), one of the largest U.S. coal producers and the only pure-play Powder River Basin (“PRB”) coal company, today announced that its Board of Directors, working together with the Company’s management team and legal and financial advisors, has commenced a review of strategic alternatives, including a potential sale of the Company. The Company has engaged J.P. Morgan Securities LLC as its financial advisor and Allen & Overy LLP as legal counsel in connection with the strategic alternatives review.

Colin Marshall, President and Chief Executive Officer of Cloud Peak Energy, commented, “While our Board is undertaking this strategic review, Cloud Peak Energy remains focused on executing against our operational and financial priorities. We will continue to adjust our business to the structural changes in the U.S. coal industry and to position our company for future growth opportunities.”

The Company’s Board of Directors has not made any decisions related to any transactions at this time and there can be no assurance that the exploration of strategic alternatives will result in any transaction. The Board has not set a specific timetable for its process and the Company does not intend to provide updates unless or until it determines that further disclosure is appropriate or necessary.  In connection with this strategic review process, the Compensation Committee of the Board approved an executive retention program through July 2020 for the senior management team, as further described in the Company’s Form 8-K filed today.

About Cloud Peak Energy®

Cloud Peak Energy Inc. (NYSE:CLD) is headquartered in Wyoming and is one of the largest U.S. coal producers and the only pure-play Powder River Basin coal company.  As one of the safest coal producers in the nation, Cloud Peak Energy mines low sulfur, subbituminous coal and provides logistics supply services.  The Company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation.  The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek Mine is located in Montana.  In 2017, Cloud Peak Energy sold approximately 58 million tons from its three mines to customers located throughout the U.S. and around the world.  Cloud Peak Energy also owns rights to substantial undeveloped coal and complementary surface assets in the Northern PRB, further building the Company’s long-term position to serve Asian export and domestic customers.  With approximately 1,300 total employees, the Company is widely recognized for its exemplary performance in its safety and environmental programs.  Cloud Peak Energy is a sustainable fuel supplier for approximately two percent of the nation’s electricity.

Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding the Board of Directors’ strategic evaluation process, our operational and financial priorities, our responses to the structural changes in the U.S. coal industry, our efforts to position our company for future growth opportunities, and other statements regarding our plans, strategies, prospects and expectations concerning our business, operating results, financial condition, liquidity and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the potential timing, benefits and outcome of the Board’s strategic evaluation process and risks and uncertainties associated with any potential strategic transaction.  Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports and registration statements we file with the Securities and Exchange Commission, including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Form 8-K.  Additional factors, events, or uncertainties that may emerge from time to time, or those that we currently deem to be immaterial, could cause our actual results to differ, and it is not possible for us to predict all of them.  We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE: Cloud Peak Energy Inc.

Contact:

John Stranak, (720) 566-2932

Investor Relations